Exhibit 99.1

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Cynthia Hoye

Cynthia.Hoye@MarketSmartNow.com

408.239.0717

Scio Diamond Reports Second Quarter FY 2016 Results

Lab-grown diamond producer continues advances in development of colorless and pink diamonds

GREENVILLE, SC, November 13, 2015 – Scio Diamond Technology Corp. (OTCBB: SCIO), a leading lab-grown diamond producer, announced financial results for the fiscal 2016 second quarter ended September 30, 2015.

“We are pleased to report revenue growth, an outcome of the company’s increased production capacity that is allowing us to manufacture our single-crystal Type IIa colorless diamonds in higher volume and quality,” explained Gerald McGuire, president and CEO. “As our business and the market evolve together, we are intensifying efforts to increase our growth velocity.”

“During this quarter, the company made progress with customers, products and manufacturing. We are growing and selling colorless and fancy color pink diamonds, and have attracted new investments to fund manufacturing and operations improvements,” he continued.

Scio Diamond began delivering fancy color pink and colorless gems to the market during the summer. All of the company’s gems are certified by recognized gem grading organizations, including the International Gemological Institute (IGI) and the Gemological Institute of America (GIA).

In September, Scio Diamond closed on $1.565 million in equity financing in a non-brokered, private placement to a group of accredited investors based in Greenville, SC. The investment was to fund continuing product development and working capital.

The lab-grown diamond producer has scheduled the 2015 annual meeting of stockholders for December 2, 2015 at 4 pm EST in Greenville.

Second Quarter Results, 3 Months Ended September 30, 2015

Scio Diamond generated total revenue of $236,292 in Q2 FY 2016, an increase of 127.3%, or $132,316, from $103,976 in total revenue in Q2 FY 2016. The increase related primarily to increases in products sold.

Cost of goods sold for Q2 FY 2016 was $461,279, an increase of 13.2%, or $53,934, from $407,345 for Q2 FY 2015. The increase in cost of goods sold was primarily due to the increases in products sold.

Salaries and benefits expense for Q2 FY 2016 was $255,389, an increase of $91,557, from $163,832 for Q2 FY 2015. The increase was primarily due to the Company recognizing $123,466 in non-cash stock based compensation expense in Q2 FY 2016.

Professional and consulting fees for Q2 FY 2016 were $44,122, an increase of $137,361 from $(93,239) for Q2 FY 2015. Q2 FY 2015 results included the reversal of $312,824 for payments made by our insurance carrier for past professional fees.

Other operating expenses, consisting of rent and facilities, marketing, and general and administrative expenses, were $216,065 for Q2 FY 2016, an increase of $111,886, from $104,169 for the year-ago quarter. The increase in other operating expenses in Q2 FY 2016 was primarily due to executive relocation expenses during the quarter.

Depreciation and amortization expense was $198,477 for Q2 FY 2016, compared to $200,124 for Q2 FY 2015.

The second quarter of FY 2016 included a one-time forgiveness of severance liabilities for of $(137,561) due to a settlement with a former Company executive. There were no one-time items for Q2 FY 2015.

Loss from operations in Q2 FY 2016 was $(801,469), compared to $(678,255) for the year-ago quarter.

Cash and cash equivalents were $942,802 at September 30, 2015 versus $767,214 at March 31, 2015. This increase in cash was due to the Company’s successful completion of a recent equity offering.

About Scio Diamond

Scio Diamond employs a patent-protected chemical vapor deposition process to produce high-quality, single-crystal near colorless and fancy-colored diamonds for the jewelry market in a controlled laboratory setting. Lab-grown diamonds are chemically, physically and optically identical to “earth-mined” diamonds. Scio’s technology offers the flexibility to produce lab-grown diamonds in size, color and quality combinations that are rare in earth-mined diamonds. Scio also delivers diamond materials for advanced industrial, medical and semiconductor applications. www.sciodiamond.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements that may involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Scio to be materially different from future results, performance or achievements expressed or implied by any forward-looking statements. Forward-looking statements, which involve assumptions and describe future plans, strategies and expectations of the Company, are generally identifiable by use of the words “may,” “will,” “should,” “could,” “would,” “forecast,” “potential,” “continue,” “contemplate,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” “or “project” or the negative of these words or other variations on these words or comparable terminology. These forward-looking statements are based on assumptions that may be incorrect, and there can be no assurance that these projections included in these forward-looking statements will come to pass. Actual results of the Company could differ materially from those expressed or implied by the forward-looking statements as a result of various factors. Except as required by applicable laws, the Company has no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future.

The condensed statements of operations, balance sheets and statements of cash flows are unaudited.

SCIO DIAMOND TECHNOLOGY CORPORATION

CONDENSED STATEMENTS OF OPERATIONS

For the Three and Six Months ended September 30, 2015 and 2014

(Unaudited)

	Three Months	Three Months	Six Months	Six Months
	Ended	Ended	Ended	Ended
	September 30, 2015	September 30, 2014	September 30, 2015	September 30, 2014
Revenue
Product revenue, net	$236,292	$103,976	$408,467	$183,314
Licensing revenue	—	—	—	375,000

Revenue, net	236,292	103,976	408,467	558,314

Cost of goods sold
Cost of goods sold	461,279	407,345	876,646	781,768

Gross deficit	(224,987)	(303,369)	(468,179)	(223,454)

General and administrative expenses

Salaries and benefits	255,389	163,832	457,691	560,700
Professional and consulting fees	44,122	(93,239)	96,065	166,996
Rent, equipment lease and facilities expense	40,961	37,884	79,974	72,031
Marketing costs	28,463	8,179	56,646	18,867
Corporate general and administrative	146,631	58,106	232,178	182,259
Depreciation and amortization	198,477	200,124	396,882	400,248
Forgiveness of severance liability	(137,561)	—	(137,561)	—

Loss from operations	(801,469)	(678,255)	(1,650,054)	(1,624,555)

Other expense
Income from RCDC joint venture	18,363	—	34,702	—
Interest expense	(26,482)	(70,238)	(71,331)	(132,165)

Net loss	$(809,588)	$(748,493)	$(1,686,683)	$(1,756,720)

Loss per share
Basic:
Weighted average number of shares outstanding	58,385,140	50,706,794	57,464,860	50,702,418
Loss per share	$(0.01)	$(0.01)	$(0.03)	$(0.03)
Fully diluted:
Weighted average number of shares outstanding	58,385,140	50,706,794	57,464,860	50,702,418
Loss per share	$(0.01)	$(0.01)	$(0.03)	$(0.03)

 SCIO DIAMOND TECHNOLOGY CORPORATION

CONDENSED BALANCE SHEETS

As of September 30, 2015 and March 31, 2015

	September 30,	March 31,
	2015	2015
	(Unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$942,802	$767,214
Accounts receivable	220,224	243,929
Deferred contract costs	178,066	179,969
Inventory	333,464	295,760
Prepaid expenses	43,830	57,012
Prepaid rent	23,050	23,050

Total current assets	1,741,436	1,566,934

Property, plant and equipment
Facility	904,813	904,813
Manufacturing equipment	3,412,777	2,927,761
Other equipment	74,338	71,059
Construction in progress	—	207,252
Total property, plant and equipment	4,391,928	4,110,885
Less accumulated depreciation	(1,837,681)	(1,543,652)
Net property, plant and equipment	2,554,247	2,567,233

Intangible assets, net	7,660,528	8,047,948
Prepaid rent, noncurrent	7,713	19,238
Investment in joint venture – RCDC	64,743	30,041

TOTAL ASSETS	$12,028,667	$12,231,394

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$651,872	$708,760
Customer deposits	13,911	38,603
Deferred revenue	215,480	215,375
Accrued expenses	331,469	517,942
Current portion of notes payable	64,182	—
Current portion of capital lease obligations	167,614	—

Total current liabilities	1,444,528	1,480,680

Notes payable	2,235,818	2,500,000
Capital lease obligation, non-current	32,386	—
Other liabilities	105,791	118,092

TOTAL LIABILITIES	3,818,523	4,098,772

Common stock $0.001 par value, 75,000,000 shares authorized; 63,844,291 and 56,531,499 shares issued and outstanding at September 30, 2015 and March 31, 2015, respectively	63,845	56,532
Additional paid-in capital	28,571,897	26,815,005
Accumulated deficit	(20,425,598)	(18,738,915)

Total shareholders’ equity	8,210,144	8,132,622

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$12,028,667	$12,231,394

SCIO DIAMOND TECHNLOGY CORPORATION
CONDENSED STATEMENTS OF CASH FLOW
For the Six Months Ended September 30, 2015 and 2014

(Unaudited)

	Six Months Ended	Six Months Ended
	September 30, 2015	September 30, 2014

Cash flows from operating activities:
Net loss	$(1,686,683)	$(1,756,720)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	685,349	760,829
Expense for stock and inventory issued in exchange for services	—	34,200
Employee stock based compensation	187,967	155,000
Income from joint venture – RCDC	(34,702)	—
Inventory write down	—	68,722
Changes in assets and liabilities:
Decrease in accounts receivable and deferred revenue	23,810	42,085
Decrease in other receivables	—	89,192
Decrease/(increase) in prepaid expenses, rent, and deferred contract costs	22,710	(8,642)
Increase in inventory and other assets	(37,704)	(112,996)
Increase/(decrease) in accounts payable	(148,888)	102,050
Decrease in customer deposits	(24,692)	(137,884)
Increase/(decrease) in accrued expenses	(186,473)	17,743
Increase/(decrease) in other liabilities	(12,301)	16,974

Net cash used in operating activities	(1,211,607)	(729,447)

Cash flows from investing activities:
Purchase of property, plant and equipment	(189,043)	(13,152)

Net cash used in investing activities	(189,043)	(13,152)

Cash flows from financing activities:
Proceeds from note payable	—	129,072
Proceeds from the exercise of stock options	11,238	—
Proceeds from sale of common stock	1,565,000	570,500

Net cash provided by financing activities	1,576,238	699,572

Change in cash and cash equivalents	175,588	(43,027)
Cash and cash equivalents, beginning of period	767,214	47,987

Cash and cash equivalents, end of period	$942,802	$4,960

Supplemental cash flow disclosures:
Cash paid for:
Interest, includes capitalized interest of $19,031	$72,097	$—
Income taxes	$—	$—

Non-cash investing and financing activities:
Payment of accrued expenses with stock	$—	$12,000
Purchase of property, plant and equipment in accounts payable	$92,000	$—
Reclass of debt to capital lease due to completion of sale leaseback transaction	$200,000	$—